Price Waterhouse LLP





February 20, 1996

To the Trustees of The Monitor Funds


We have examined the accompanying description of the specific control objectives and the control procedures that achieve those objectives of The Monitor Funds, (the "Trust") relating to that segment of its system for allocating the results of operations of the Trust to separate classes of shares and calculating the respective net asset values and dividends and distributions (the "Multiple Class System") as of December 31, 1995.
Our examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the aspects of the Trust's policies and procedures that may be relevant to understanding the internal control structure relating to the Multiple Class System, and (2) the control structure policies and procedures included in the description were suitably designed to achieve the control objectives specified in the description, if those policies and procedures were complied with satisfactorily, and (3) such policies and procedures had been placed in operation as of December 31, 1995. The control objectives were specified by management to meet conditions in the application, filed with the Securities and Exchange Commission, pursuant to Section 6(c) of the Investment Company Act of 1940. Our examination was performed in accordance with standards established by the American Institute of Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

In our opinion, the accompanying description of the Multiple Class
System presents fairly, in all material aspects, the relevant aspects of the Trust's policies and procedures that had been placed in operations ad December 31, 1995. Also, in our opinion, the policies and procedures, as described, are suitably designed to provide reasonable assurance that the specified control objectives would be achieved if the described policies and procedures were complied with satisfactorily.







To the Trustees of The Monitor Funds
Page 2
February 20, 1996



In addition to the procedures we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to specific policies and procedures as listed in Section III (Control Procedures) and in Section IV (Price Waterhouse LLP Tests of Operating Effectiveness) to obtain evidence about the effectiveness of such policies and procedures in meeting the control objectives, described in the Section II (Control Objectives),for the year ended December 31, 1995. The specific policies and procedures and the nature, timing, extent, and results of the tests are listed in Sections III and IV, respectively, of this report. In our opinion the policies and procedures that were tested, as described in Section III, were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified in Section II were achieved during the year ended December 31, 1995.

The description of specific policies and procedures of the Multiple Class System is as of December 31, 1995, and information about tests of the operating effectiveness of specified policies and procedures covered the period from January 1, 1995 to December 31, 1995. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence. The potential effectiveness of specific policies and procedures for the Multiple Class System is subject to inherent limitations and, accordingly, errors or irregularities may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that changes may alter the validity of such conclusions.

This report is intended solely for use by the Trustees and management of the Trust, and the Securities and Exchange Commission, and should not be used for any other purpose.












THE MONITOR FUNDS
METHODOLOGY TO BE USED FOR
NET ASSET VALUE ("NAV") AND
DIVIDEND/DISTRIBUTION DETERMINATIONS


SECTION I - BACKGROUND

The Monitor Funds (The "Trust" and individually the "Fund"), has implemented a system of accounting for multiple classes of shares. Certain funds of the Trust are accounted for with two separate types of classes of shares with characteristics designed for differing distribution channels. The Trust Shares are offered without a 12b-1 fee and Investment Shares are offered with a 12b-1 fee.

Accounting for multiple classes of shares entails the recordkeeping required when two classes of shareholders participate in the portfolio of one mutual fund. Funds that adopt this structure are required to maintain records that account for each class of shares within each fund. Since differing fees are charged to each class, the recordkeeper must perform separate Net Asset Value (NAV) and dividend/distribution calculations for each class of shares.

SECTION II - CONTROL OBJECTIVES

The purpose of this document is to present the manner in which the interest of the shareholders are protected, and the NAV's, income earned and dividend/distributions for each shareholder class are properly calculated.

In designing accounting procedures and controls regarding the allocation of income and expenses and the calculation of NAV and dividend/ distributions for each of the classes of shares, the following objectives must be met:

1. That the direct expenses attributable to each class of shares are correctly recorded in the accounting records as charged to each class of shares.

2. That income, expenses and realized and unrealized gains/losses are allocated properly to each class of shares based upon the relative percentage of net assets by class as appropriate.

3. That the daily NAV per share for each class of shares reflects the proper allocation of income, expense, gain and loss amounts, and the proper amount of any direct expenses charged to each class of shares.

4. That the daily dividend rates were computed in accordance with the procedures outlined in Section III including the proper allocation of direct expenses.




THE MONITOR FUNDS
METHODOLOGY TO BE USED FOR
NET ASSET VALUE ("NAV") AND
DIVIDEND/DISTRIBUTION DETERMINATIONS


SECTION III - CONTROL PROCEDURES

The procedures for calculating NAV's and dividends/distributions depend upon the dividend policy of a respective Fund. There are two primary dividend policies presently followed by the Funds. There are those that:

1. Declare daily dividends from net investment income and declare periodic distributions of net realized gains on investments, if any or

2. Declare dividends from net investment income other than daily and declare periodic distributions of net realized gains on investments, if any.

The records of the Trust are maintained by either Huntington Trust
Company, N.A. or American Data Services, Inc. (the fund accounting agents), which are responsible for preparing daily NAV computations, updating the general ledger and investment portfolio, and maintaining other subsidiary information as required by the Investment Company Act of 1940 and the Securities and Exchange Commission. The following procedures presume that the normal procedures and controls remain in effect at the fund accounting agents for all other daily accounting functions.

In maintaining the records for the Trust, the income, expense, gain and loss account must be allocated to each class of shares within each fund.
Net investment income and unrealized and realized gains or losses are allocated daily to each class of shares primarily based on each such class's relative percentage of total net assets at the beginning of the day, after such net assets are adjusted for the prior business day's (or current business day's in the case of the money market funds) capital shares transactions of each class as reported by the fund's transfer agent. The allocated amounts are accumulated by category and class of shares.

EXPENSE ACCOUNTING

A primary requirement in allocating expenses is to determine which expenses are class level and which expenses are fund level. Fund level expenses are primarily allocated to each class in the same manner as net investment income and realized and unrealized gains and losses as described in the previous paragraph.




THE MONITOR FUNDS
METHODOLOGY TO BE USED FOR
NET ASSET VALUE ("NAV") AND
DIVIDEND/DISTRIBUTION DETERMINATIONS


Prior to determining the day's NAV or dividends/distributions, the following expense items must be calculated as indicated:

     Asset based fees:

     The current day's accrual is calculated using the beginning of the day's total net assets of the fund (adjusted for current business day's capital share transactions for money market funds), and is allocated to each class based upon the relative percentage of net assets by class.

     12b-1 Plan fees:

     The current day's accrual is calculated using the beginning of day's net assets attributable to each fund's 12b-1 Plan Shares based on the annual fee rate of up to .25 of 1% for that class.

     Other Fund Expenses

     Daily accruals are determined from expense budgets or estimates and are allocated to each class based upon the relative percentage of net assets by class.

NAV AND DIVIDENDS/DISTRIBUTIONS

The calculation procedure for NAV and dividends/distributions consistent with a fund's distribution policy is as follows:

1.    For a fund that declares net investment income other than daily
 (and declares periodic distributions of net realized gains on investments):

       Dividends/Distributions

       a. The maximum dividend rate for net investment income for each class is calculated as follows:

               -Determine fund's total projected undistributed net investment income.

	   -      Add back to such net investment income the class-specific expenses
	          charged directly to any class for the period to obtain the adjusted projected undistributed net investment for the fund.


THE MONITOR FUNDS
METHODOLOGY TO BE USED FOR
NET ASSET VALUE ("NAV") AND
DIVIDEND/DISTRIBUTION DETERMINATIONS



	- Divided the adjusted undistributed net investment income by the total estimate record shares outstanding to obtain the maximum dividend rate for the fund.


	-  For each class with class specific expenses, divide the expenses
    charged 	directly to that class for  the appropriate period by that class's estimated record shares and subtract the resulting per share amount from the adjusted net investment income per share to arrive at the maximum divided rate for that class.

	b. The maximum distribution rate for unrealized gains, if any, is determined by dividing the fund's total undistributed net realized gains by the total shares outstanding on the ex-dividend date.

 	NAV

NAV by class is determined by dividing the ending total net assets applicable to a class by the number of shares outstanding relating to that class.

2. For a money market fund that declares daily dividends of net investment income:

	Dividends

	A determination of the maximum dividend rate by class is made by dividing undistributed net investment income attributable to each class by the number of shares eligible to receive dividends (dividend shares) for the respective class.

	NAV

	NAV by class is determined by dividing the ending total net assets applicable to a class by the number of shares outstanding relating to that class.





THE MONITOR FUNDS
METHODOLOGY TO BE USED FOR
NET ASSET VALUE ("NAV") AND
DIVIDEND/DISTRIBUTION DETERMINATIONS


SECTION IV - PRICE WATERHOUSE LLP TESTS OF
OPERATING EFFECTIVENESS



The following are the tests of operating effectiveness which we performed with respect to the Trust's system for allocating the results of operations to separate classes of shares and calculating the respective net asset values and dividends and distributions. We judgmentally selected days throughout the period January 1, 1995 to December 31, 1995, in which to test the operating effectiveness of the Trust's policies and procedures. Our performance of the tests of operating effectiveness, described below, did not result in any exceptions.


CONTROL OBJECTIVE                              PRICE WATERHOUSE LLP TESTS OF
                                               OPERATING EFFECTIVENESS
1. That the direct expenses                     For the days selected, we obtained the Daily Allocation
   attributable to each class                   Factor Report, the Subsidiary Accounts Posting Register,
   of shares are correctly                      the Net Asset Value Per Share Computation for
   recorded in the                              Subsidiary Accounts and related Fund trial balances and
   accounting record as                         performed the following procedures:
   charged to each class of
   shares.                                      We recalculated the relative class allocation
                                                percentages.

2. That income, expenses
   and realized and                              We recomputed the allocation of income, expenses,
   unrealized gains/losses                       and realized and unrealized gain/loss amounts to each
   are allocated properly to                     share class based upon the relative percentage of net
   each class of shares base                     assets by class, as appropriate.
   upon the relative
   percentage of net assets
   by class, as appropriate.

3. That the daily NAV per                         We recalculated the class level 12b-1 fees for each
   share for each class of                        fund which represented the current day accrual
   shares reflects the proper                     calculated using the beginning of each day's net
   allocation of income,                          assets attributable to each class based on the
   expense, gain and loss                         respective class rate per each fund's prospectus.
   amounts, and the proper
   amount of any direct                           We agreed the capital stock activity for each
   expenses charged to each                       respective class to the primary accounting records.
   class of shares.
                                                  We recalculated NAV by class by dividing the ending
                                                  total net assets applicable to a class by the number of
                                                  shares outstanding relating to that class.

4. That the dividend rated                         For the distributions selected for testing, we
   were computed in                                recalculated the distribution rates for each class of
   accordance with the                             shares and determined that they were computed in
   procedures outlined in                          accordance with the procedures in Section III
   Section III including the                       including the proper allocation of direct expenses.
   proper allocation of direct
   expenses.
